EXHIBIT 3.1

                             INDUSTRY AND SCIENCE CANADA

                        Restated Certificate of Incorporation

                          Canada Business Corporations Act


St. Laurent Paperboard Inc.                  290556-6
Name of corporation                      Corporation number


I hereby certify that the articles of incorporation of the above-named corporation were restated under section 180 of the Canada Business Corporations Act as set out in the attached restated articles of incorporation.


                                January 27, 1994
Director                        Effective Date of Restatement

                                     FORM 7
                         RESTATED ARTICLES OF INCORPORATION
                                  (SECTION 174)

1 -  Name of corporation:                     Corporation No.
     St. Laurent Paperboard Inc.                  290556-6

2 -  The place in Canada where the registered office is situated:
     Territory of the Montreal Urban Community, in the Province of Quebec

3 -  The  classes   and  any  maximum   number  of  shares  that  the
     corporation is authorized to issue:
     Common Shares - Unlimited number

4 -  Restrictions if any on share transfers:
     The shares of the Corporation shall not be transferred without the consent of either (i) the directors evidenced by a resolution passed or signed by them and recorded in the books of the Corporation or (ii) the holders of a majority in number of the outstanding voting shares of the Corporation.

5 -  Number (of minimum and maximum number) of directors:
     Minimum 1 - Maximum 15, the number to be determined by the directors from time to time.

6 -  Restrictions if any on business the corporation may carry on:
     N/A

7 -  Other provisions if any:
     The number of shareholders of the Corporation is limited to fifty, not including persons who are in the employment of the Corporation and persons, who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder.

     Any distribution of securities of the Corporation to the public or any invitation to the public to subscribe for securities of the Corporation is prohibited.

The foregoing restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation. Date of incorporation: March 19, 1993.

Signature                           Date:  1/26/94

Description of office
Director

                            Certificate of Amendment

                        Canada Business Corporations Act


St. Laurent Paperboard Inc.                       290556-6
Name of corporation                           Corporation number


I hereby certify that the articles of the above-named corporation were amended

|_| (a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

|_| (b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

|X| (c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;

|_| (d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;

|_| (e) under section 192 of the Canada Business Corporations Act as set out in the attached articles of arrangement;

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 4
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 177)


1 - Name of Corporation

     St. Laurent Paperboard Inc.


2 - Corporation No.

    290556-6


3   - The articles of the above-named Corporation are amended as follows:

A. The authorized capital of the Corporation is hereby increased by the creation of an unlimited number of Class "A" Preferred Shares, issuable in series;

B. Section 3 of the Restated Articles of Incorporation be and is hereby amended by repealing and replacing said Section 3 by the following:

     3 - The classes and any maximum number of shares that the Corporation is authorized to issue


         Unlimited number of Common Shares; and
         Unlimited number of Class "A" Preferred Shares, issuable in series.


     I. The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:


     (a) Each Common Share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Canada Business Corporations Act (hereinafter referred to as the Act")).

     (b) The holders of the Common Shares shall in each year in the discretion of the directors, subject to the rights, privileges, restrictions and conditions attaching to the Class "A" Preferred Shares and to any other class of shares ranking prior to the Common Shares, be entitled to dividends which may be paid in money or property or by issuing fully paid shares of the Corporation as the directors may from time to time determine.

     (c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the Class "A" Preferred Shares and to any other class of shares ranking prior to the Common Shares, the holders of Common Shares shall be entitled to receive the remaining property of the Corporation.


     II. The Class "A" Preferred Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:


     (a) The directors of the Corporation may at any time and from time to time, issue the Class "A" Preferred Shares in one (1) or more series, each series to consist of such number of shares as may, before 'issuance thereof, be determined by the directors.

     (b) The directors of the Corporation may (subject as hereinafter provided) from time to time fix, before issuance, the designation, rights, privileges, restrictions, conditions and limitations to attach to the Class "A" Preferred Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any, vested in the holders of Class "A" Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Class "A" Preferred Shares of such series, the whole subject to the issue by the Director responsible for the application of the Act, of a certificate of amendment in respect of articles of amendment in the prescribed form to designate a series of shares.

     (c) When any cumulative dividends or amounts payable on a return of capital in respect of a series of Class "A" Preferred Shares are not paid in full, the Class "A" Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Class "A" Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

     (d) The Class "A" Preferred Shares shall be entitled to preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Class "A" Preferred Shares with respect to the payment of dividends, and may also be given such other preferences over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Class "A" Preferred Shares, as may be fixed by the directors of the Corporation, as to the respective series authorized to be issued.

     (e) The Class "A" Preferred Shares of each series shall rank on a parity with the Class "A" Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary of involuntary.

     (f) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class "A" Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the Common Shares or any other shares of the Corporation ranking junior to the Class "A" Preferred Shares, be entitled to receive (i) an amount equal to the consideration received by the

         Corporation upon the issuance of such shares together with, in the case of cumulative Class "A" Preferred Shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid-up to and including the date of distribution) and, in the case of non-cumulative Class "A" Preferred Shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Class "A" Preferred Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said Class "A" Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Class "A" Preferred Shares respectively.

     (g) No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the Class "A" Preferred Shares, unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Class "A" Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the Class "A" Preferred Shares, nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Class "A" Preferred Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Class "A" Preferred Shares, unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Class "A" Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

     (h) The Class "A" Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Class "A" Preferred Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series.

     (i) The provisions of paragraphs 11. (a) to (h), inclusive, and of this paragraph (i) may be deleted or varied in whole or in part by a certificate of amendment, but only with the prior approval of the holders of the Class "A" Preferred Shares, given as hereinafter specified, in addition to any other approval required by the Act (or any other statutory provision of the like or similar effect, from time to time in force). The approval of the holders of the Class "A" Preferred Shares with respect to any and all matters hereinbefore referred to, may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Class "A" Preferred Shares duly called for that purpose and held upon at least twenty-one (21) days notice at which the holders of a majority of the outstanding Class "A" Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Class "A" Preferred Shares are not present or represented by proxy within thirty
         (30) minutes after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than thirty (30) days later and to such time and place as may be determined by the chairman and not less than twenty-one (21) days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Class "A" Preferred Shares, present or represented by proxy, may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds (2/3) of the votes cast at such adjourned meeting, shall constitute the authorization of the holders of the Class "A" Preferred Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting, every holder of Class "A" Preferred Shares shall be entitled to one (1) vote in respect of each Class "A" Preferred Share held.

C. Section 4 of the Restated Articles of Incorporation be and the same is hereby deleted and replaced by the following:

     4 - Restrictions if any on share transfers

         None.

D. Section 5 of the Restated Articles of Incorporation be and the same is hereby deleted and replaced by the following:

     5 - Number (or minimum and maximum number) of directors

         A  minimum  of three  (3)  directors  and a  maximum  of  fifteen  (15)
         directors.

E. Section 7 of the Restated Articles of Incorporation be and the same is hereby deleted and replaced by the following:

     7-  Other provisions if any

         None.


Date                            Signature

                                /s/ Marion Allaire
                                    Marion Allaire
Title
Vice President, Administration and Secretary

                            FOR DEPARTMENTAL USE ONLY

                                 filed Apr 18, 1994

                Restated Certificate of Incorporation

                  Canada Business Corporations Act


St. Laurent Paperboard Inc.                       290556-6
Name of corporation                            Corporation number


I hereby certify that the articles of incorporation of the above-named corporation were restated under section 180 of the Canada Business Corporations Act as set out in the attached restated articles of incorporation.


                                April 15, 1994
Director                        Effective Date of Reinstatement

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 7
                       RESTATED ARTICLES OF INCORPORATION
                                  (SECTION 180)



1 -  Name of Corporation            Corporation No.

     St. Laurent Paperboard Inc.    290556-6

2 -  The place in Canada where the registered office is situated

     Territory of the Montreal Urban Community, in the Province of Quebec


3 - The classes and any maximum number of shares that the Corporation is authorized to issue

     Unlimited number of Common Shares; and
     Unlimited number of Class "A" Preferred Shares, issuable in series.


     I. The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:


     (a) Each Common Share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Canada Business Corporations Act (hereinafter referred to as the "Act")).

     (b) The holders of the Common Shares shall in each year in the discretion of the directors, subject to the rights, privileges, restrictions and conditions attaching to the Class "A" Preferred Shares and to any other class of shares ranking prior to the Common Shares, be entitled to dividends which may be paid in money or property or by issuing fully paid shares of the Corporation as the directors may from time to time determine.

     (c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the Class "A" Preferred Shares and to any other class of shares ranking prior to the Common Shares, the holders of Common Shares shall be entitled to receive the remaining property of the Corporation.


     II. The Class "A" Preferred Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:


     (a) The directors of the Corporation may at any time and from time to time, issue the Class "A" Preferred Shares in one (1) or more series, each series to consist of such number of shares as may, before issuance thereof, be determined by the directors.

     (b) The directors of the Corporation may (subject as hereinafter provided) from time to time fix, before issuance, the designation, rights, privileges, restrictions, conditions and limitations to attach to the Class "A" Preferred Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any, vested in the holders of Class "A" Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Class "A" Preferred Shares of such series, the whole subject to the issue by the Director responsible for the application of the Act, of a certificate of amendment in respect of articles of amendment in the prescribed form to designate a series of shares.

      (c)When any cumulative dividends or amounts payable on a return of capital in respect of a series of Class "A" Preferred Shares are not paid in full, the Class "A" Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Class "A" Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

      (d)The Class "A" Preferred Shares shall be entitled to preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Class "A" Preferred Shares with respect to the payment of dividends, and may also be given such other preferences over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Class "A" Preferred Shares, as may be fixed by the directors of the Corporation, as to the respective series authorized to be issued.

      (e)The Class "A" Preferred Shares of each series shall rank on a parity with the Class "A" Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary of involuntary.

      (f) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class "A" Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the Common Shares or any other shares of the Corporation ranking junior to the Class "A" Preferred Shares, be entitled to receive (i) an amount equal to the consideration received by the Corporation upon the issuance of such shares together with, in the case of cumulative Class "A" Preferred Shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid-up to and including the date of distribution) and, in the case of non-cumulative Class "A" Preferred Shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Class "A" Preferred Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said Class "A" Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Class "A" Preferred Shares respectively.

      (g)No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the Class "A" Preferred Shares, unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Class "A" Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the Class "A" Preferred Shares, nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Class "A" Preferred Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Class "A" Preferred Shares, unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Class "A" Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

      (h) The Class "A" Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Class "A" Preferred Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series.

      (i) The provisions of paragraphs 11. (a) to (h), inclusive, and of this paragraph (i) may be deleted or varied in whole or in part by a certificate of amendment, but only with the prior approval of the holders of the Class "A" Preferred Shares, given as hereinafter specified, in addition to any other approval required by the Act (or any other statutory provision of the like or similar effect, from time to time in force). The approval of the holders of the Class "A" Preferred Shares with respect to any and all matters hereinbefore referred to, may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Class "A" Preferred Shares duly called for that purpose and held upon at least twenty-one (21) days notice at which the holders of a majority of the outstanding

          Class "A" Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Class "A" Preferred Shares are not present or represented by proxy within thirty (30) minutes after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than thirty
          (30) days later and to such time and place as may be determined by the chairman and not less than twenty-one (21) days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Class "A" Preferred Shares, present or represented by proxy, may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds (2/3) of the votes cast at such adjourned meeting, shall constitute the authorization of the holders of the Class "A" Preferred Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting, every holder of Class "A" Preferred Shares shall be entitled to one (1) vote in respect of each Class "A" Preferred Share held.

4 -  Restrictions if any on share transfers

     None.

5 - Number (or minimum and maximum number) of directors

     A minimum of three (3) directors and a maximum of fifteen (15) directors.